UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 23, 2004

Leslie’s Poolmart, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-1874	95-4620298
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3925 E. Broadway Road, Suite 100, Phoenix, Arizona	85040
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (602) 366-3999

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 7, 2005, Leslie’s Poolmart (“Leslie’s”) entered into an Agreement and Plan of Merger (“Agreement”) as a part of a recapitalization of the company. A copy of the Agreement is filed as an exhibit to this Report. The following description of the Agreement is qualified in its entirety by reference to the filed exhibit.

The parties to the Agreement are Leslie’s and LPM Acquisition LLC (“LPM”), an entity formed to facilitate the transaction that will be owned by the persons who will own shares of Leslie’s following the recapitalization, including GCP California Fund, L.P. (“GCP”). Under the Agreement, LPM will merge with and into Leslie’s, with Leslie’s continuing as the surviving entity in the merger. Immediately prior to the consummation of the merger, GCP and certain other Leslie’s stockholders will contribute all or a portion of their Leslie’s common stock to LPM, and GCP and others will contribute cash to LPM, in exchange for common and preferred units of LPM that will be converted into common and preferred stock of Leslie’s pursuant to the merger.

In the merger, each of Leslie’s existing shares of common stock (other than those that have been contributed to LPM) will be exchanged for $15.00 cash consideration, and each of Leslie’s existing shares of preferred stock will be exchanged for cash equal to the amount that would be payable under the optional redemption provisions of the preferred stock as if it had been redeemed on the closing date of the merger.

Completion of the merger is subject to the satisfaction of customary conditions, including obtaining necessary financing.

Item 8.01 Other Events.

On December 23, 2004, Leslie’s issued a press release announcing the launching of a cash tender offer (the “Tender Offer”) for any and all of its 10 3/8% Senior Subordinated Notes due 2008 and a consent solicitation to amend the related indenture (the “Consent Solicitation” and, together with the Tender Offer, the “Offer”). The press releases announcing matters relating to the Tender Offer are filed as exhibits to this Report. The terms and conditions of the Offer are set forth in the Offer to Purchase and Consent Solicitation Statement and related Letter of Transmittal, each dated December 23, 2004. The Tender Offer will expire at midnight New York City time on February 2, 2005, unless extended. On January 6, 2005, Leslie’s announced that it had obtained the requisite consents to amend the indenture contemplated by the Consent Solicitation. The Consent Solicitation will expire at 5:00 p.m. New York City time on January 7, 2005, unless extended.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

2.1	Agreement and Plan of Merger dated as of January 7, 2005 by and between Leslie’s Poolmart, Inc. and LPM Acquisition LLC.

99.1	Press release issued by Leslie’s dated December 23, 2004.

99.2	Press release issued by Leslie’s dated January 6, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Leslie’s Poolmart, Inc.
(Registrant)
Date January 11, 2005
/s/ Donald J. Anderson
(Signature)
Donald J. Anderson, Executive Vice President and Chief Financial Officer

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